Exhibit 99.1

Blackstone Mortgage Trust Reports Second Quarter 2013

Operating Results

New York, July 30, 2013: Blackstone Mortgage Trust, Inc. (NYSE: BXMT) today reported its second quarter 2013 results.

Stephen D. Plavin, Chief Executive Officer, said, “We are extremely pleased with our second quarter, raising $660 million of equity in a ‘re-IPO’ of our business, and closing $765 million of loans and $1.0 billion of new corporate credit facilities. We are on pace to fully deploy our equity capital before year-end. As a floating-rate mortgage lender, we benefit from rising rates and the environment for our business continues to be very favorable.”

Blackstone Mortgage Trust issued a full detailed presentation of its second quarter 2013 results, which can be viewed at www.bxmt.com.

Quarterly Investor Call Details

Blackstone Mortgage Trust will host a conference call on Wednesday, July 31, 2013 at 10:00 am EDT to review second quarter 2013 results. The conference call can be accessed by dialing +1 (866) 952-1906 (U.S. domestic) or +1 (785) 424-1825 (International) with the passcode 47147 or by webcast at www.bxmt.com (listen only). For those unable to listen to the live broadcast, a recorded replay of the conference call will be available on the company’s website and by telephone dial in from noon on July 31, 2013 through midnight on August 14, 2013. The replay call number is +1 (800) 283-4783 or +1 (402) 220-0859 for international callers.

About Blackstone Mortgage Trust

Blackstone Mortgage Trust, Inc. (NYSE: BXMT) is a real estate finance company which primarily originates and purchases senior mortgage loans collateralized by properties in the United States and Europe. The company is externally managed by BXMT Advisors L.L.C., a subsidiary of The Blackstone Group L.P. (“Blackstone”), and is a real estate investment trust traded on the NYSE under the symbol “BXMT.” Blackstone Mortgage Trust, Inc. is headquartered in New York City. Further information is available at www.bxmt.com.

About Blackstone

Blackstone (NYSE: BX) is one of the world’s leading investment and advisory firms. Blackstone seeks to create positive economic impact and long-term value for its investors, the companies it invests in, the companies it advises and the broader global economy.

Blackstone Mortgage Trust, Inc.
345 Park Avenue
New York, NY 10154
212-655-0220

Blackstone does this through the commitment of its extraordinary people and flexible capital. Blackstone’s alternative asset management businesses include the management of private equity funds, real estate funds, hedge fund solutions, credit-focused funds and closed-end funds. Blackstone also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.Blackstone.com. Follow Blackstone on Twitter @Blackstone.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect Blackstone Mortgage Trust’s current views with respect to, among other things, Blackstone Mortgage Trust’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone Mortgage Trust believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. Blackstone Mortgage Trust undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Investor and Media Relations Contact

Douglas Armer

Tel: +1 (212) 655-0220

Douglas.Armer@Blackstone.com

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